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                                                                    EXHIBIT 99.1

CONTACTS:

WEBMD:                   MEDICAL MANAGER/CAREINSITE:      ONHEALTH NETWORK
Investor Relations:      Investor Relations:              Investor Relations:
Lew Belote               Risa Fisher                      Bobbi Hoff
404/495-7602             201/703-3400                     206/652-0308
lbelote@webmd.net        rfisher@careinsite.com           bobbih@onhealth.com

Media:
Dawn Whaley
404/897-2300
dwhaley@aopr.com

     WEBMD ANNOUNCES COMPLETION OF MEDICAL MANAGER, CAREINSITE, AND ONHEALTH
                              NETWORK TRANSACTIONS

           Combined Company Name Changed from Healtheon/WebMD to WebMD

ATLANTA, ELMWOOD PARK, NJ AND SEATTLE (SEPTEMBER 12, 2000) - WebMD Corporation (NASDAQ: HLTH) announced today the completion of its merger with Medical Manager Corporation (NASDAQ: MMGR) and its publicly traded subsidiary, CareInsite, Inc. (NASDAQ: CARI), under the financial terms announced June 19, 2000. WebMD also announced the completion of its acquisition of OnHealth Network Company (NASDAQ:
ONHN), under the financial terms announced Feb. 16, 2000. The mergers follow the approvals by the stockholders of WebMD, Medical Manager, CareInsite and OnHealth Network. Effective today, the newly combined company has changed its name from Healtheon/WebMD to WebMD Corporation. WebMD will continue to trade on the Nasdaq National Market under the ticker symbol "HLTH."

As previously announced, Medical Manager stockholders will receive 2.5 shares of WebMD common stock for each share of Medical Manager. CareInsite stockholders will receive 1.3 shares of WebMD common stock for each share of CareInsite not owned by Medical Manager. OnHealth stockholders will receive 0.189435 of a share of WebMD common stock for each share of OnHealth stock. All transactions were accounted for as purchase transactions.

WebMD issued approximately 140 million common shares in connection with the transactions and assumed approximately 67 million options and warrants of the merged companies.

"We are integrating the benefits of the Internet with traditional healthcare assets from industry leaders, such as practice management systems from Medical Manager and EDI transaction networks from ENVOY," said Jeffrey T. Arnold, co-CEO of WebMD. "As a result of our completed mergers and ongoing partnerships, we can provide health plans, hospitals, pharmaceutical and medical device companies with an unparalleled ability to not only reach their customers, but to also build enduring relationships with their members and physicians."

Building on its market leading position of servicing over 200,000 physicians and conducting over two billion electronic healthcare transactions annually, the Company expects to rapidly deploy an integrated services offering, combining its administrative, financial and clinical services assets, in order to deliver value to the nation's payers, providers and suppliers. The combined


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company is focused on streamlining operations to better enable it to identify market opportunities, bring products to market faster and more effectively meet customers' needs.

Martin J. Wygod, co-CEO of WebMD, said, "We've assembled market-leading assets in key areas of the healthcare industry. We are focused now on leveraging these assets along with our significant financial resources to achieve our mission - that is, to connect and empower physicians, payers, patients and all participants in healthcare to realize the benefits of a more efficient and affordable healthcare system."

As previously announced on June 19, 2000, the companies formed an integration and strategic planning committee. Marv Rich, President of WebMD, said, "The integration committee is in the process of finalizing its examination of every aspect of our businesses and intends to make its final recommendations to the Board of Directors of the newly combined company before the end of September. These recommendations, which when implemented are expected to result in significant cost savings, will include rationalizing product lines, closing duplicative facilities and consolidating operations. We expect we will begin implementation of the integration initiatives immediately. We also expect that there will be significant restructuring charges in connection with the implementation."

NEW LEADERSHIP ROLES AND BOARD OF DIRECTORS APPOINTED

WebMD has announced new management roles in connection with the merger.

         - Jeffrey T. Arnold, formerly Chief Executive Officer, has been named Co-CEO of WebMD.
         - Martin J. Wygod, formerly Chairman of Medical Manager and CareInsite, has been named Co-CEO of WebMD as well.
         -        W. Michael Long will remain Chairman of WebMD.
         - Marvin Rich, formerly CEO of CareInsite and President of Medical Manager, has been named President of WebMD.

The combined company's board of directors will have equal representation between Medical Manager/CareInsite and WebMD and one additional director designated by Quintiles Transnational Corp. The 13 members of the board of directors are as follows:

         -        Mark Adler, M.D., Chief Executive Officer and Medical
                  Director, Oncology Medical Center of San Diego
         -        Jeffrey T. Arnold, Co-Chief Executive Officer of WebMD
                  Corporation
         - Jim Clark, Co-Founder, Healtheon; Co-Founder, Netscape; and Founder, Silicon Graphics
         -        John Doerr, Partner, Kleiner Perkins Caufield & Byers
         -        Dennis Gillings, Ph.D., Chairman, Quintiles Transnational
                  Corp.
         -        Eric Gleacher, Chairman and CEO, Gleacher and Company, LLC
         -        W. Michael Long, Chairman of WebMD Corporation
         - James V. Manning, Chairman of the Board of Group 1 Software and former Chief Executive Officer of Synetic, Inc.
         -        Marvin Rich, President of WebMD Corporation
         - Michael A. Singer, Chief Executive Officer of Medical Manager Health Systems and Chief Executive Officer of Medical Manager Research and Development
         - Joseph E. Smith, former Corporate Vice President and Member of Office of the Chairman of Warner-Lambert Company


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         -        Charles Stevens, VP Business Solutions Group, Microsoft
         -        Martin J. Wygod, Co-Chief Executive Officer of WebMD
                  Corporation

ABOUT HEALTHEON/WEBMD

Healtheon/WebMD (NASDAQ: HLTH) is the first end-to-end Internet healthcare company connecting physicians and consumers to the entire healthcare industry. Healtheon/WebMD is using the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions that will enable a more efficient and cost effective healthcare system. Healtheon/WebMD has its corporate headquarters in Atlanta and its technology headquarters in Silicon Valley. For more information visit http://www.webmd.com.

ABOUT MEDICAL MANAGER

Medical Manager Corporation operates three lines of business. Medical Manager Health Systems is a leading provider of physician practice management systems. Porex Corporation is a leader in the development, manufacturing and distribution of porous and solid plastic products. CareInsite, Inc., a 67% owned publicly traded subsidiary, provides innovative healthcare network and clinical communications services.

ABOUT CAREINSITE

CareInsite, Inc. provides innovative healthcare network and clinical communications services that leverage Internet technology to enable the confidential exchange of clinical, administrative and financial information among physicians and their patients, and affiliated health plans, providers and suppliers. CareInsite's services are designed to improve the quality of patient care and reduce the administrative and clinical costs of healthcare. CareInsite is a 67% owned subsidiary of Medical Manager Corporation.

ABOUT ONHEALTH NETWORK COMPANY

Headquartered in Seattle, Washington, OnHealth Network Company (Nasdaq: ONHN) is a leading Internet health information and services resource that offers integrated solutions to effectively manage customers' health and well being. OnHealth.com is the single most trafficked health site on the Web with 5.2 million unique users. Over 500 different sites drive traffic to OnHealth.com through various strategic alliances including Ask Jeeves, Better Homes and Gardens, Yahoo! and Microsoft's Hot Mail Web Courier.

Other than historical information set forth herein, this announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the ability of WebMD, Medical Manager Corporation and CareInsite's services to improve healthcare, decrease clinical and administrative costs and inefficiencies and accelerate physician adoption. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: the companies' limited operating history, continued growth in the use of the Internet, and acceptance of the Internet as a secure medium over which to conduct transactions. Additional risks associated with the companies' businesses can be found in the registration statement pertaining to these transactions and the companies' periodic filings with the Securities and Exchange Commission.

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